February 26, 2009

PSP Industries, Inc.

1305 West 50 South

Centerville, Utah

84014

Attn:  Eslie Barlow, Secretary/Treasurer

Re:PSP Industries, Inc., a Utah corporation (the “Company”)

Dear Mr. Barlow:

We have determined that in order to properly write off certain notes for personal tax purposes for which we were issued an aggregate total of 12,387,500 shares of common stock (7,676,760 shares held by Kenneth I. Denos and 4,710,740 shares held by John D. Thomas which were issued for services rendered and which were valued at the then par value of the Company's common stock, a portion of which were represented by promissory notes) of the Company, that for $10 paid to us each by the Company, we are both willing to sell these shares to the Company, for cancellation, only; and based on the current prospects of the Company, we believe these shares presently have no real current value.

In consideration of the sum of $20, $10 to each, the receipt and sufficiency of which are hereby acknowledged, we hereby authorize the Company to cancel from its records and from its treasury, the ownership of our shares of common stock of the Company.

Thank you,

/s/Kenneth I. Denos

Kenneth I. Denos

No. of Shares - 7,676,760

/s/John D. Thomas

John D. Thomas

No. of Shares - 4,710,740